UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 6, 2007

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714

(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000

Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Commission File Number: 0-019020
Registrant’s telephone number, including area code: (337) 232-7028
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On November 6, 2007, PetroQuest Energy, Inc. (the “Company”) announced net income available to common stockholders for the quarter ended September 30, 2007 of $7,964,000 or $0.16 per share, compared to third quarter 2006 net income available to common stockholders of $6,544,000 or $0.13 per share. Net cash flow provided by operating activities before working capital changes for the third quarter of 2007 was $47,460,000, as compared to $37,448,000 for the comparable 2006 period. Net cash flow provided by operating activities for the third quarter of 2007 and 2006 totaled $55,268,000 and $36,698,000, respectively. For the first nine months of 2007, the Company reported net income available to common stockholders of $28,408,000 or $0.57 per share compared to net income available to common stockholders of $23,675,000 or $0.49 per share, for the first nine months of 2006. For the first nine months of 2007, net cash flow provided by operating activities before working capital changes was $144,491,000. Net cash flow provided by operating activities before working capital changes for the first nine months of 2006 was $106,210,000. For the nine month periods ended September 30, 2007 and 2006, net cash flow provided by operating activities totaled $167,488,000 and $111,846,000, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.
Oil and gas sales during the third quarter of 2007 increased 20% to $63,988,000 as compared to $53,310,000 in the third quarter of 2006. Production for the third quarter of 2007 was 16% higher than production for the comparable period of 2006. Stated on an Mcfe basis, unit prices received during the third quarter of 2007 were 4% higher than the comparable 2006 period. For the first nine months of 2007, oil and gas sales increased 27% to $190,702,000 from $150,194,000 in the first nine months of 2006. Production for the first nine months of 2007 was 22% higher than production for the comparable period of 2006. Stated on an Mcfe basis, unit prices received during the first nine months of 2007 were 4% higher than the prices received during the comparable 2006 period.
Lease operating expenses for the third quarter of 2007 decreased to $1.11 per Mcfe as compared to $1.28 per Mcfe in the third quarter of 2006. For the first nine months of 2007, lease operating expenses decreased 20% to $1.03 per Mcfe from $1.28 per Mcfe in the comparable period of 2006. Decreased unit costs were primarily the result of higher production in the current periods and the absence of operating expenses related to certain higher cost Gulf of Mexico properties that were sold in November 2006.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the third quarter of 2007 was $3.83 per Mcfe as compared to $3.32 per Mcfe in the third quarter of 2006. For the first nine months of 2007, DD&A increased 17% to $3.68 per Mcfe from $3.15 per Mcfe for the comparable period of 2006. The increase in DD&A is primarily due to increased costs to drill for, develop and acquire oil and gas reserves along with two commercially unproductive wells in the Gulf Coast Basin during 2007.
General and administrative expenses increased $989,000 and $5,994,000 for the third quarter and nine months ended September 30, 2007, as compared to the respective 2006 periods. The increase during the nine-month period is primarily due to non-cash share-based compensation expense related to SFAS 123(R), which increased approximately $4,487,000 during the nine months ended September 30, 2007 as compared to the 2006 period. Additional increases are due to the 16% increase in staffing during 2007 as our operational activity has increased in our longer-lived areas.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three- and nine-month periods ended September 30, 2007 and 2006:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Production:
Oil (Bbls)	243,048	206,576	889,521	548,999
Gas (Mcf)	6,621,226	5,738,895	18,257,387	16,023,905
Total Production (Mcfe)	8,079,514	6,978,351	23,594,513	19,317,899

Sales:
Total oil sales	$18,793,535	$13,721,525	$59,892,329	$34,741,192
Total gas sales	45,194,457	39,587,994	130,809,880	115,452,309

Total oil and gas sales	63,987,992	53,309,519	190,702,209	150,193,501

Average sales prices:
Oil (per Bbl)	$77.32	$66.42	$67.33	$63.28
Gas (per Mcf)	6.83	6.90	7.16	7.21
Per Mcfe	7.92	7.64	8.08	7.77
The above sales and average sales prices include increases (reductions) related to gas hedges of $4,366,000 and $2,765,000 and oil hedges of ($77,200) and ($804,000) for the three months ended September 30, 2007 and 2006, respectively. The above sales and average sales prices include additions (reductions) related to gas hedges of $8,207,000 and $6,132,000 and oil hedges of $155,000 and ($2,289,000) for the nine months ended September 30, 2007 and 2006, respectively.
The following initiates guidance for the fourth quarter of 2007:

Guidance for
Description	4th Quarter 2007

Production volumes (MMcfe/d)	83 - 89

Percent gas	80%

Expenses:
Lease operating expenses (per Mcfe)	$1.00 - $1.10
Production taxes (per Mcfe)	$0.30 - $0.34
Depreciation, depletion and amortization (per Mcfe)	$3.70 - $3.80
General and administrative (in millions)	$5.5 - $6.0
Interest expense (in millions)	$2.8 - $3.2

Effective tax rate (all deferred)	37%

The following updates guidance for the full year of 2007:

Guidance for
Description	Full Year 2007

Production volumes (MMcfe/d)	85 - 87

Percent gas	75%

Expenses:
Lease operating expenses (per Mcfe)	$1.00 - $1.10
Production taxes (per Mcfe)	$0.26 - $0.30
Depreciation, depletion and amortization (per Mcfe)	$3.70 - $3.80
General and administrative (in millions)	$22 - $23
Interest expense (in millions)	$13.5 - $14.5

Effective tax rate (all deferred)	37%
Operations Update
Drilling activity during the third quarter of 2007 included three successful horizontal Woodford Shale wells in the Arkoma Basin, four successful horizontal coalbed methane wells in the Arkoma Basin and five successful wells in East Texas. As previously announced, the Company increased its acreage position in the Fayetteville Shale trend where it continues to acquire additional acreage.
A total of seven successful wells were drilled in the Arkoma Basin during the third quarter of 2007 resulting in a 100% success rate. The Company has now completed six operated horizontal wells in the Woodford Shale, and is currently operating 8.5 MMcfe per day of Woodford gross production. The fifth operated well has produced at test rates as high as 4.8 MMcfe per day and the sixth operated well has tested at 2.3 MMcfe per day. Drilling continues in the Arkoma Basin with two operated rigs drilling horizontal wells targeting the Woodford Shale as well as other non-operated activity. Current plans are to add a third operated rig during early 2008, which will accelerate the development of this core area.
The Company’s expanded acreage position in the Fayetteville Shale presently encompasses approximately 18,000 net acres. The Company has already participated in the drilling of four horizontal Fayetteville Shale wells, two of which are awaiting completion operations. The Company expects to be extremely active in this trend for the remainder of the year and throughout 2008.
PetroQuest participated in the drilling and completion of five wells in the East Texas Basin during the third quarter of 2007 which were in the Southeast Carthage Field. In addition, the first well at the Company’s Weekley prospect targeting oil was completed last week and is currently producing over 1,000 barrels of oil and 1,000 Mcf of gas per day. A second well in the Weekley prospect is currently being planned and is expected to be drilled in the next four months.
In the Gulf Coast Basin, the Company’s Fricasse prospect has been drilled and approximately 95 feet of net productive sands were logged in this well. The well began producing during the third quarter at a gross rate of approximately 8 MMcfe per day. The Company has a 31% net revenue interest in this well.
Additionally, drilling continues in the Gulf Coast Basin where the company is currently drilling its Ballyliffin, La Cantera and Pelican Point prospects. Drilling results on all three projects are expected during the fourth quarter.

Hedging Update
The Company initiated the following commodity hedging transaction during October 2007:

Instrument
Production Period	Type	Daily Volumes	Price

Natural Gas:
2008	Costless Collar	10,000 Mmbtu	$8.00-8.60
After executing the above transaction, the Company has approximately 8.2 Bcfe of hedges for 2008.
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices, declines in the values of our properties resulting in ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions or dispositions and in projecting future rates of production, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(unaudited)
(Amounts in Thousands)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$7,714	$4,795
Revenue receivable	24,181	21,767
Joint interest billing receivable	19,707	20,072
Hedging asset	2,509	10,527
Prepaid drilling costs	2,088	4,886
Other current assets	4,639	2,143

Total current assets	60,838	64,190

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	850,807	695,116
Unevaluated oil and gas properties	72,313	51,567
Accumulated depreciation, depletion and amortization	(401,977)	(314,869)

Oil and gas properties, net	521,143	431,814
Gas gathering assets	21,509	19,072
Accumulated depreciation and amortization of gas gathering assets	(5,852)	(3,562)

Total property and equipment	536,800	447,324

Other assets, net of accumulated depreciation and amortization of $10,843 and $11,719, respectively	6,277	6,776

Total assets	$603,915	$518,290

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$50,476	$34,790
Advances from co-owners	18,056	13,391
Oil and gas revenue payable	6,935	6,935
Accrued interest	5,836	2,453
Asset retirement obligation	7,778	9,028
Other accrued liabilities	7,194	5,484

Total current liabilities	96,275	72,081

Bank debt	—	47,000
10 3/8% senior notes	148,698	148,537
Asset retirement obligation	12,671	11,211
Deferred income taxes	63,865	49,646
Other liabilities	362	104
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,300 and 0, respectively	1	—
Common stock, $.001 par value; authorized 75,000 shares; issued and outstanding 48,350 and 47,788, respectively	48	48
Paid-in capital	193,690	124,552
Accumulated other comprehensive income	1,418	6,632
Retained earnings	86,887	58,479

Total stockholders’ equity	282,044	189,711

Total liabilities and stockholders’ equity	$603,915	$518,290

PETROQUEST ENERGY, INC.
Consolidated Statements of Income
(unaudited)
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Oil and gas sales	$63,988	$53,310	$190,702	$150,194
Gas gathering revenue and other income	1,512	1,776	5,566	4,746

	65,500	55,086	196,268	154,940

Expenses:
Lease operating expenses	8,929	8,960	24,185	24,738
Production taxes	1,593	1,772	5,777	4,554
Depreciation, depletion and amortization	31,846	23,923	89,510	62,994
Gas gathering costs	894	998	3,188	2,642
General and administrative	5,550	4,561	16,054	10,060
Accretion of asset retirement obligation	238	387	679	1,140
Interest expense	3,542	3,756	11,112	10,755

	52,592	44,357	150,505	116,883

Income from operations	12,908	10,729	45,763	38,057

Income tax expense	4,870	4,185	17,281	14,382

Net income	8,038	6,544	28,482	23,675
Preferred stock dividends	74	—	74	—

Net income available to common stockholders	$7,964	$6,544	$28,408	$23,675

Earnings per common share:
Basic	$0.16	$0.14	$0.59	$0.50

Diluted	$0.16	$0.13	$0.57	$0.49

Weighted average number of common shares:
Basic	48,284	47,643	48,018	47,454

Diluted	49,778	48,999	49,602	48,747

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(unaudited)
(Amounts in Thousands)

	Nine Months Ended
	September 30,
	2007	2006
Cash flows from operating activities:
Net income	$28,482	$23,675
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense	17,281	14,382
Depreciation, depletion and amortization	89,510	62,994
Accretion of asset retirement obligation	679	1,140
Amortization of debt issuance costs	722	705
Amortization of bond discount	161	145
Share based compensation expense	7,656	3,169
Changes in working capital accounts:
Accounts receivable	(2,414)	(407)
Joint interest billing receivable	365	2,593
Accounts payable and accrued liabilities	20,588	9,243
Advances from co-owners	4,665	(724)
Other assets	(207)	(5,069)

Net cash provided by operating activities	167,488	111,846

Cash flows from investing activities:
Investment in oil and gas properties	(176,791)	(136,709)
Sale of oil and gas properties and other	248	4,859
Investment in gas gathering assets	(2,437)	(5,861)

Net cash used in investing activities	(178,980)	(137,711)

Cash flows from financing activities:
Net (payments for) proceeds from share based compensation	(63)	1,380
Deferred financing costs	(73)	(106)
Proceeds from preferred stock offering	65,000	—
Costs of preferred stock offering	(3,453)	—
Repayment of bank borrowings	(70,000)	(6,000)
Proceeds from bank borrowings	23,000	30,000

Net cash provided by financing activities	14,411	25,274

Net increase (decrease) in cash and cash equivalents	2,919	(591)
Cash and cash equivalents, beginning of period	4,795	6,703

Cash and cash equivalents, end of period	$7,714	$6,112

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$11,283	$9,124

Income taxes	$—	$—

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net cash flow provided by operating activities	$55,268	$36,698	$167,488	$111,846
Changes in working capital accounts	(7,808)	750	(22,997)	(5,636)

Net cash flow provided by operating activities before working capital changes	$47,460	$37,448	$144,491	$106,210

Note:	Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: November 6, 2007	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel and Secretary